UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-A/A
Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LIMESTONE BANCORP, INC.
(Exact name of registrant as specified in charter)

Kentucky	61-1142247
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

2500 Eastpoint Parkway Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ⌧

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Share Purchase Rights	The NASDAQ Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act:  N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

This Amendment No. 2 to Registration Statement on Form 8-A amends and supplements the information set forth in the Registration Statement on Form 8-A (File No. 001-33033) filed by Limestone Bancorp, Inc., a Kentucky corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on June 29, 2015, as amended by Amendment No. 1 to the Registration Statement filed May 23, 2018 (the “Registration Statement”), in connection with the preferred share purchase rights (the “Rights”) distributed to the shareholders of the Company pursuant to the Tax Benefits Preservation Plan dated as of June 25, 2015 between the Company and American Stock Transfer & Trust Company, LLC, as amended (the “Plan”). The description of the Rights in the Registration Statement is incorporated by reference herein and amended hereby.

The information incorporated by reference into this Amendment No. 2 to Registration Statement on Form 8-A from Item 1 of the Registration Statement is hereby amended by adding the following text:

On October 24, 2022, the Company and the Rights Agent entered into Amendment No. 5 to the Tax Benefits Preservation Plan (“Amendment No. 5”).  Amendment No. 5 to the Plan, which was approved by the Company’s Board of Directors, amended the final expiration date of the Tax Preservation Plan to October 24, 2022.  On that date, all Rights distributed to shareholders of the Company pursuant to the Plan expired.

The preceding summary of the principal terms of Amendment No. 5 is a general description only and is subject to the detailed terms and conditions of Amendment No. 5, which is incorporated herein by reference to Exhibit 4.6 to this Amendment No. 2 to Registration Statement on Form 8-A.

Item 2.   Exhibits.

The following exhibit are filed herewith or incorporated by reference as indicated below:

3.1	Articles of Incorporation filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q filed July 30, 2021 is incorporated by reference.
4.1
Tax Benefits Preservation Plan, dated as of June 25, 2015, between Limestone Bancorp, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.  Exhibit 4.1 to Registration Statement on Form 8-A, filed on June 29, 2015 is incorporated by reference.

4.2
Amendment No. 1 to Tax Benefits Preservation Plan, dated as of August 5, 2015, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.  Exhibit 4.2 to Form 10-Q filed August 5, 2015 is incorporated by reference.

4.3
Amendment No. 2 to Tax Benefits Preservation Plan, dated as of May 23, 2018, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. Exhibit 4 to Form 8-K filed May 23, 2018 is incorporated by reference.

4.4
Amendment No. 3 to Tax Benefits Preservation Plan, dated as of November 25, 2019, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. Exhibit 4.4 to Form 8-K filed November 27, 2019 is incorporated by reference.

4.5
Amendment No. 4 to Tax Benefits Preservation Plan, dated as of May 19, 2021 between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. Exhibit 4 to Form 8-K filed May 19, 2021 is incorporated by reference.

4.6
Amendment No. 5 to Tax Benefits Preservation Plan, dated as of October 24, 2022, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. Exhibit 4.6 to Form 8-K filed October 25, 2022 is incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LIMESTONE BANCORP, INC.

Date: October 25, 2022	By:	/s/ Phillip W. Barnhouse
Phillip W. Barnhouse
Chief Financial Officer

EXHIBIT INDEX

3.1	Articles of Incorporation filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q is incorporated by reference.
4.1
Tax Benefits Preservation Plan, dated as of June 25, 2015, between Limestone Bancorp, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.  Exhibit 4.1 to Registration Statement on Form 8-A, filed on June 29, 2015 is incorporated by reference.

4.2
Amendment No. 1 to Tax Benefits Preservation Plan, dated as of August 5, 2015, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.  Exhibit 4.2 to Form 10-Q filed August 5, 2015 is incorporated by reference.

4.3
Amendment No. 2 to Tax Benefits Preservation Plan, dated as of May 23, 2018, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. Exhibit 4 to Form 8-K filed May 23, 2018 is incorporated by reference.

4.4
Amendment No. 3 to Tax Benefits Preservation Plan, dated as of November 25, 2019, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. Exhibit 4.4 to Form 8-K filed November 27, 2019 is incorporated by reference.

4.5
Amendment No. 4 to Tax Benefits Preservation Plan, dated as of May 19, 2021 between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. Exhibit 4 to Form 8-K filed May 19, 2021 is incorporated by reference.

4.6
Amendment No. 5 to Tax Benefits Preservation Plan, dated as of October 24, 2022, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. Exhibit 4.6 to Form 8-K filed October 25, 2022 is incorporated by reference.